Exhibit 10.2
Performance Share Unit Retirement Provisions

Unless otherwise specified, capitalized terms used but not otherwise defined in this Schedule B shall have the respective meanings ascribed to them in the Axalta Coating Systems Ltd. Second Amended and Restated 2014 Incentive Award Plan, as the same may be amended and/or restated from time to time. All references herein to the Company shall be deemed to be references to the Company and its Subsidiaries.
Upon a Qualifying Retirement of any Employee who, effective January 1, 2024, holds PSUs that were granted prior to such date, the following treatment will apply with respect to such PSUs:
1.all requirements for such holder to continue to provide services to the Company in order to vest in such PSUs shall be waived effective as of the Qualifying Retirement Date;

2.the number of PSUs held by such holder shall be pro-rated by multiplying the target number of PSUs held by such holder by the Pro-Rata Fraction, resulting in the “Pro-Rata Target Number”, with the remainder being forfeited as of the Qualifying Retirement Date;

3.the number of PSUs that the holder shall vest in, if any, shall be determined by applying the performance multipliers or conditions to the applicable Pro-Rata Target Number, and after taking into account any related Dividend Equivalents;

4.notwithstanding anything herein or in any award agreement to the contrary, if the PSUs are determined to no longer be subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, the PSUs shall be settled and distributed to the holder no later than March 15 of the year following the year in which they are no longer to such substantial risk of forfeiture; and

5.for the avoidance of doubt, all other terms and conditions of the PSUs shall continue to apply, including any terms and conditions related to performance-based vesting criteria and the timing and form of payment.

For the avoidance of doubt, where an award of PSUs consists of multiple, independent Performance Periods, the foregoing shall be applied independently to each Performance Period and the appropriate number of target PSUs. As an example, if a PSU award consists of three one-year Performance Periods and one three-year Performance Period (covering the same years as the three one-year periods), each separately applying to 25% of the PSUs, and a holder has a Qualifying Retirement half-way through the third year, then such holder will remain eligible to vest in 100% of the PSUs for the first two one-year Performance Periods, 50% of the PSUs for the third one-year Performance Period and five-sixths of the PSUs for the three-year Performance Period.
“Pro-Rata Fraction” equals (1) the number of days elapsed in the applicable Performance Period through the Qualifying Retirement Date, divided by (2) the total number of days in the applicable Performance Period; provided, however, with respect to any “tandem PSUs” (i.e., PSUs that are granted at or around the same time but subject to different Performance Periods), the Performance Period that ends later in time between any tandem PSUs will apply to all tandem PSUs for purposes of determining the Pro-Rata Fraction.
A “Qualifying Retirement” shall mean that the holder (i) (a) voluntarily retires from the employ of the Company, or (b) is terminated by the Company without Cause, and (ii) at the time of such retirement or termination, (x) is at least [___] years old and (y) the sum of the number of whole years in such holder’s age plus each year of service to the Company equals at least [___]. Notwithstanding anything to the contrary herein, in order for any such retirement to be a Qualifying Retirement, in the case of clause “(i)(a)” above, such holder: (A) has given written notice, in form reasonably satisfactory to the Company, to the holder’s supervisor, with a copy to the Chief Human Resources Officer of the Company (or, if the holder is the Chief Human Resources Officer of the Company, to the Chief Executive Officer of the Company) that (1) specifies the holder’s intent to retire from the Company and the particular intended date of such retirement, which must be at least 30 days after the date such written notice is given, and (2) has not been preceded by notice from the Company to the holder of the actual or impending termination of employment of the holder by the Company; (B) has remained employed by the Company until the earlier of (1) the particular intended date of such retirement specified in such notice (or such other date as has been mutually agreed in writing between the Company and the holder) and (2) the date on which the holder experiences a Termination of Service due to death or Disability (as defined in the applicable award agreement or the Plan) or involuntary termination of employment of the holder by the Company other than for Cause (as defined in the applicable award agreement or the Plan), in each case following the delivery of such notice; and (C) the holder remains in good standing with the Company through the date of the holder’s Termination of Service.
“Qualifying Retirement Date” means the date of an Employee’s (a) retirement from the employ of the Company, in the case of clause “(i)(a)” of the definition of Qualifying Retirement, and (b) termination, in the case of clause “(i)(b)” of the definition of Qualifying Retirement, or, in each case, such later date as otherwise determined by the Committee.
A “year of service” shall mean each twelve (12) month period where the holder has not incurred a Termination of Service (determined without regard to any breaks in service due to a paid leave of absence or any unpaid leave of absence authorized in writing by the Company).